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                                                                     EXHIBIT 8.2





Ford Credit Auto Receivables Two L.P.                         September 23, 1999
The American Road
Dearborn, Michigan 48121

        Re:     Ford Credit Auto Owner Trust 1999-D
                -----------------------------------

Ladies and Gentlemen:

        I do hereby confirm that the statements set forth in the Prospectus dated September 17, 1999, as supplemented by Prospectus Supplement dated September 17, 1999 under the caption "Summary-Tax Status" in the Prospectus Supplement as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "State Tax Matters," to the extent they constitute matters of law or legal conclusions with respect thereto, have been prepared, reviewed or caused to be reviewed by me and are correct in all material respects.

        I consent to the reference to me under the captions "State Tax Matters" in the Prospectus Supplement and "Legal Opinions" in the Prospectus and the Prospectus Supplement.


                                        Very truly yours,

                                        /s/ Hurley D. Smith